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                                                                     Exhibit 4.1



                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of March 19, 2003, by and among Level 8 Systems, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), and the undersigned (together with their affiliates, the "Initial Investors").

WHEREAS:

         A. In connection with that certain Securities Purchase Agreement of even date herewith by and among the Company and the Initial Investors (the "Securities Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Initial Investors (i) 3,705 shares of the Company's Series D Convertible Preferred Stock (the "Series D Stock") that are convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), and (ii) warrants (the "Warrants") to acquire shares of Common Stock. The shares of Common Stock, par value $0.001 per share issuable upon conversion of or otherwise pursuant to the Series D Stock are referred to herein as the "Conversion Shares" and the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the "Warrant Shares".


         B. To induce the Initial Investors to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws.


         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investor hereby agree as follows:

1.       DEFINITIONS.
         ------------

         (a) As used in this Agreement, the following terms shall have the following meanings:

               (i) "INVESTOR" means the Initial Investors and any transferees or assignees who agree to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

               (ii) "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("RULE 415"), and the declaration or ordering of

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effectiveness of such Registration Statement by the United States Securities and
Exchange Commission (the "SEC").

               (iii) "REGISTRABLE SECURITIES" means (a) the Conversion Shares,
(b) the Warrant Shares, (c) any shares of Common Stock issuable upon the exchange of Level8 ASIA Shares (as defined in the Securities Purchase Agreement) and (d) any shares of capital stock issued or issuable, from time to time (on account of any anti-dilution or other adjustments or otherwise), as a distribution on or in exchange for or otherwise with respect to any of the foregoing, whether as default payments or otherwise; provided, however, that the term "Registrable Securities" shall not include any shares of Common Stock issuable upon exercise of or otherwise pursuant to the Series D-2 Warrants (as defined in the Securities Purchase Agreement) until such time as the Series D-2 Warrants are exercisable.

               (iv) "REGISTRATION STATEMENT" means a registration statement of the Company under the Securities Act.

         (b) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

2.       REGISTRATION.
         -------------

         (a) Mandatory Registration. The Company shall prepare promptly and file with the SEC as soon as practicable, but in no event later than the sixtieth
(60th) day following the date hereof (the "FILING DATE"), a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of all of the Registrable Securities, subject to the consent of the Initial Investors) covering the resale of the Registrable Securities. The Registration Statement filed hereunder, to the extent allowable under the Securities Act and the Rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Series D Stock and exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the approval of) the Initial Investors and their counsel prior to its filing or other submission.

         (b) Underwritten Offering. If any offering pursuant to the Registration Statement pursuant to Section 2(a) hereof involves an underwritten offering, the Investor who holds a majority in interest of the Registrable Securities subject to such underwritten offering, with the consent of the Initial Investors if they are still holding Registrable Securities, shall have the right to select one legal counsel to represent the Investors and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company. In the event that the Investor elects not to participate in such underwritten offering, the Registration Statement covering all of the Registrable Securities shall contain appropriate plans of distribution reasonably satisfactory to any Investor participating in such underwritten offering and the Investor electing not to participate in such underwritten offering (including, without limitation, the ability of any nonparticipating Investor to sell from time to time and at any time during the effectiveness of such Registration Statement). Notwithstanding the foregoing, if the offering does not involve an underwritten offer, the Investor shall not be entitled to require that the offering be underwritten.



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         (c) Payments by the Company. The Company shall use its best efforts to cause the Registration Statement required to be filed pursuant to Section 2(a) hereof to become effective as soon as practicable, but in no event later than the one hundred twentieth (120th) day following the date hereof. At the time of effectiveness, the Company shall ensure such Registration Statement covers at least 100% of the Registrable Securities issuable pursuant to the Series D Stock and Warrants (including, if necessary, by filing an amendment prior to the effective date of the Registration Statement to increase the number of shares covered thereby). If (i) (A) the Registration Statement required to be filed by the Company pursuant to Section 2(a) hereof is not filed with the SEC prior to the Filing Date or (B) such Registration Statement covering all of the Registrable Securities is not declared effective by the SEC on or before the one hundred and fiftieth (150th) day following the date hereof (the "REGISTRATION DEADLINE") or (ii) if, after such Registration Statement has been declared effective by the SEC, sales of any of the Registrable Securities required to be covered by such Registration Statement cannot be made pursuant to such Registration Statement (by reason of a stop order or otherwise the Registration Statement contains misstatements or omissions by reason of the Company's failure to update the Registration Statement or for any other reason outside the control of the Investor) or (iii) the Common Stock is not listed or included for quotation on the Nasdaq National Market ("NNM"), the Nasdaq SmallCap Market ("SMALLCAP"), the New York Stock Exchange (the "NYSE"), the American Stock Exchange (the "AMEX") or the OTC Electronic Bulletin Board (the "OTC") or the Bulletin Board Exchange (collectively, the "BULLETIN BOARD"), at any time after the Registration Deadline hereunder, then the Company will make payments to the Investors in such amounts and at such times as shall be determined pursuant to this Section 2(c) as partial relief for the damages to the Investor by reason of any such delay in or reduction of their ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity). The Company shall pay to each Investor an amount equal to the product of (i) the number of shares of Series D Stock multiplied by $1,000.00 (including, without limitation, Series D Stock that have been converted into Conversion Shares then held by such Investor as if such shares of Series D Stock had not been so converted) (the "AGGREGATE SHARE PRICE"), multiplied by (ii) fifteen thousandths (.015), for the first thirty (30) day period (or portion thereof) (A) after the Filing Date and prior to the date the Registration Statement is filed with the SEC pursuant to Section 2(a), (B) after the Registration Deadline and prior to the date the Registration Statement covering all of the Registrable Securities is declared effective by the SEC, and
(C) during which sales of any Registrable Securities cannot be made pursuant to any such Registration Statement after the Registration Statement has been declared effective or the Common Stock is not listed or included for quotation on the NNM, SmallCap, NYSE, AMEX, or the Bulletin Board; and (iii) seventy-five hundreth thousandths (.0075) for each thirty (30) day period (or portion thereof) subsequent to the first thirty (30) day period (A) after the Filing Date and prior to the date the Registration Statement is filed with the SEC pursuant to Section 2(a), (B) after the Registration Deadline and prior to the date the Registration Statement covering all of the Registrable Securities is declared effective by the SEC, and (C) during which sales of any Registrable Securities cannot be made pursuant to any said Registration Statement after the Registration Statement has been declared effective or the Common Stock is not listed or included for quotation on the NNM, Small Cap, NYSE, AMEX or the Bulletin Board; provided, however, that there shall be excluded from each such period any delays which are solely attributable to changes (other than corrections of Company mistakes with respect to information previously


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provided by any Investor) required by an Investor in the Registration Statement with respect to information relating to the Investor, including, without limitation, changes to the plan of distribution. Such amounts shall be paid in cash or, at each Investor's option, may be convertible into Common Stock at the "CONVERSION PRICE" (as defined in the Certificate of Designations, Rights and Preferences of the Series D Stock (the "CERTIFICATE OF DESIGNATIONS")) then in effect. Any shares of Common Stock issued upon conversion of such amounts shall be Registrable Securities. If the Investor desires to convert the amounts due hereunder into Registrable Securities it shall so notify the Company in writing within two (2) business days after the date on which such amounts are first payable in cash and such amounts shall be so convertible (pursuant to the mechanics set forth in the Certificate of Designations), beginning on the last day upon which the cash amount would otherwise be due in accordance with the following sentence. Payments of cash pursuant hereto shall be made within five
(5) days after the end of each period that gives rise to such obligation, provided that, if any such period extends for more than thirty (30) days, interim payments shall be made for each such thirty (30) day period.

         (d) Piggy-Back Registrations. If at any time prior to the expiration of the Registration Period (as hereinafter defined) and during a period in which the Registration Statement required to be filed pursuant to Section 2(a) is not effective, the Company shall file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to each Investor written notice of such filing and, if within fifteen (15) days after the date of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, except that if, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Investor seeking to include Registrable Securities, in proportion to the number of Registrable Securities sought to be included by such Investor; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not contractually entitled to inclusion of such securities in such Registration Statement or are not contractually entitled to pro rata inclusion with the Registrable Securities; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the contractual right to include such securities in the Registration Statement other than holders of securities contractually entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. Notwithstanding the foregoing, no such reduction shall reduce the amount of Registrable Securities included in the registration below twenty-five (25%) of the total amount of securities included in such registration. No right to registration of Registrable Securities under this
Section 2(d) shall be construed to limit any


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registration required under Section 2(a) hereof. If an offering in connection with which an Investor is entitled to registration under this Section 2(d) is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

         (e) [Intentionally Omitted.]

         (f) Rule 416; Notice of Registration Trigger Date. The Company and the Investor each acknowledge that an indeterminate number of Registrable Securities shall be registered pursuant to Rule 416 under the Securities Act so as to include in such Registration Statement any and all Registrable Securities which may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions, including those resulting from the issuance of additional securities which occur from the anti-dilution adjustments contained in the Warrants (collectively, the "RULE 416 SECURITIES"). In this regard, the Company agrees to take all steps necessary to ensure that all Rule 416 Securities are registered pursuant to Rule 416 under the Securities Act in the Registration Statement and, absent guidance from the SEC or other definitive authority to the contrary, the Company shall affirmatively support and not take any action adverse to the position that the Registration Statements filed hereunder cover all of the Rule 416 Securities. If the Company determines that the Registration Statement(s) filed hereunder do not cover all of the Rule 416 Securities, the Company shall immediately provide to each Investor written notice (a "RULE 416 NOTICE") setting forth the basis for the Company's position and the authority therefor. In the event that a Registration Trigger Date (as defined below) occurs, the Company shall provide each Investor written notice of such Registration Trigger Date within three (3) business days thereafter.


3.       OBLIGATIONS OF THE COMPANY.
         ---------------------------

         In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

         (a) The Company shall respond promptly to any and all comments made by the staff of the SEC to the Registration Statement required by Section 2(a), and shall submit to the SEC, within two business days following the business day on which the Company learns (either by telephone or in writing) that no review of such Registration Statement will be made by the SEC or that the staff of the SEC has no further comments on such Registration Statement, as the case may be, a request for acceleration of the effectiveness of such Registration Statement to a time and date as soon as practicable. The Company shall keep such Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which all of the Registrable Securities (in the reasonable opinion of counsel to the Initial Investors) may be immediately sold to the public without registration or restriction pursuant to Rule 144(k) under the Securities Act or any successor provision (the "REGISTRATION PERIOD"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) (i) shall comply in all material respects with the requirements


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of the Securities Act and the rules and regulations of the SEC promulgated thereunder and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. The financial statements of the Company included in the Registration Statement or incorporated by reference therein will comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements will be prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed on summary statements and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end adjustments)).

         (b) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement. In the event the number of shares available under a Registration Statement filed pursuant to this Agreement is, for any three (3) consecutive trading days (the last of such three (3) trading days being the "REGISTRATION TRIGGER DATE"), insufficient to cover one hundred percent (100%) of the Registrable Securities issued or issuable upon conversion (without giving effect to any limitations on conversion contained in Article IV.C of the Certificate of Designations) and exercise of the Warrants (without giving effect to any limitations on exercise on Section 8(g) of the Warrants), the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover one hundred percent (100%) of the Registrable Securities issued or issuable (without giving effect to any limitations on conversion or exercise contained in the Series D Stock or the Warrants) as of the Registration Trigger Date, in each case, as soon as practicable, but in any event within fifteen (15) days after the Registration Trigger Date (based on the market price then in effect of the Common Stock and other relevant factors on which the Company reasonably elects to rely). The Company shall cause such amendment(s) and/or new Registration Statement to become effective as soon as practicable following the filing thereof. In the event that the Company fails to obtain the effectiveness of any such Registration Statement within sixty (60) days after a Registration Trigger Date (the "PENALTY DATE"), the Company shall thereafter be obligated to pay each Investor payments ("PENALTY PAYMENTS") in an amount equal to the (x) the product of (1) the greater of the Closing Bid Price (as defined below) or the Conversion Price (as defined in the Securities Purchase Agreement) in effect as of the Penalty Date, multiplied by the number of shares of Common Stock the Investor would otherwise be entitled to receive assuming full conversion of such Investor's shares of Series D Stock, multiplied by (2) 0.25, multiplied by (y) (N/365), where N equals the number of days from the date the Penalty Date first occurs, (z) plus


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the amount of any declared and unpaid dividends on such shares of Series D
Stock, for each day from and including the Penalty Date until the Registration Statement is effective.

         For purposes of this Section 3(b), "CLOSING BID PRICE" means, for any security as of any date, the last sales price of such security on the OTC or other trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to holders of a majority of the then outstanding shares of Series D Stock ("MAJORITY HOLDERS") if Bloomberg Financial Markets is not then reporting closing bid prices of such security) (collectively, "BLOOMBERG"), or if the foregoing does not apply, the closing bid price of such security on a national exchange or other trading market for such security as reported by Bloomberg, or, if no such price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc., in each case for such date or, if such date was not a trading day for such security, on the next preceding date which was a trading day. If the Closing Bid Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to the Majority Holders, with the costs of such appraisal to be borne by the Company.

         (c) The Company shall furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC (including, without limitation, any request to accelerate the effectiveness of the Registration Statement or amendment thereto), and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Registration Statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment), (ii) on the date of effectiveness of the Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment has been declared effective, and (iii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor.

         (d) The Company shall use its reasonable best efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as each Investor who holds Registrable Securities being offered reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith


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or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d),
(B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause the Company undue expense or burden, or (E) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

         (e) In the event the Investor who holds a majority in interest of the Registrable Securities being offered in an offering select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

         (f) As promptly as practicable after becoming aware of such event, the Company shall notify each Investor by telephone and facsimile of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

         (g) The Company shall use its best efforts (i) to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable moment (including in each case by amending or supplementing such Registration Statement) and (ii) to notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof (and if such Registration Statement is supplemented or amended, deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request).

         (h) The Company shall permit a single firm of counsel designated by the Initial Investors to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to its filing with the SEC, and not file any document in a form to which such counsel reasonably objects.

         (i) The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

         (j) At the request of any Investor in the case of an underwritten public offering, the Company shall furnish, on the date of effectiveness of the Registration Statement (i) an opinion, dated as of such date, from counsel representing the Company addressed to any such Investor and in form, scope and substance as is customarily given in an underwritten public offering and (ii) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and any such Investor.



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         (k) The Company shall make available for inspection by (i) any
Investor, (ii) any underwriter participating in any disposition pursuant to the Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Investors, and (iv) one firm of attorneys retained by all such underwriters (collectively, the "INSPECTORS") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "RECORDS"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless
(A) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (C) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. Nothing herein shall be deemed to limit an Investor's ability to sell Registrable Securities in a manner, which is otherwise consistent with applicable laws and regulations.

         (l) The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (v) such Investor consents to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure, and allow the Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

         (m) The Company shall use its best efforts to promptly cause all of the Registrable Securities covered by the registration Statement to be listed on the Electronic Bulletin or another national securities exchange or automated quotation system and on each additional national securities exchange or automated quotation system on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or automated quotation system.

         (n) The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.



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         (o) The Company shall cooperate with an Investor who holds Registrable
Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Investor may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or an Investor may request, and, within three (3) business days after the Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to an Investor whose Registrable Securities are included in such Registration Statement), an opinion of such counsel in the form attached hereto as EXHIBIT 1.

         (p) At the request of any Investor, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement. (q) The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Securities Exchange Act of 1934, as amended, (the "EXCHANGE ACT") and the rules and regulations promulgated by the SEC.)


4.       OBLIGATIONS OF THE INVESTOR.
         ----------------------------

         In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

         (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) trading days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor.

         (b) Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

         (c) In the event Investor holding a majority in interest of the Registrable Securities being offered determine to engage the services of an underwriter, each Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriter(s) of such offering and the Company and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor has notified the Company in writing of such Investor's election not to participate in such underwritten distribution.

         (d) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3(f) or 3(g), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Sections 3(f) or 3(g) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. Notwithstanding anything to the contrary, subject to compliance with applicable laws, the Company shall cause the transfer agent for the Registrable Securities to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Series D Stock and Warrants in connection with any sale of Registrable Securities with respect to which any such Investor has entered into a contract for sale prior to receipt of such notice and for which any such Investor has not yet settled.

         (e) No Investor may participate in any underwritten distribution hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5 below, and (iv) complies with all applicable laws in connection therewith. Notwithstanding anything in this Section 4(e) to the contrary, this Section 4(e) is not intended to limit an Investor's rights under Sections 2(a) or 3(b) hereof.

5.       EXPENSES OF REGISTRATION.
         ------------------------

         All reasonable expenses incurred by the Company or the Investors in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 above, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company and the fees and disbursements of one counsel selected by the Investors shall be borne by the Company. In addition, the Company shall pay all of the Investors' costs and expenses (including legal fees) incurred in connection with the enforcement of the rights of any such Investor hereunder. Notwithstanding anything to the contrary herein, the Company shall not be required to pay the expenses of the Investors in accordance with this Section in excess of $5000 (exclusive of any amount payable by the Company in accordance with the Securities Purchase Agreement), unless prior approval is obtained from the Company.

6.       INDEMNIFICATION.
         ----------------

         In the event any Registrable Securities are included in a Registration Statement under this Agreement:

         (a) To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) each Investor who holds such Registrable Securities, and
(ii) the directors, officers, partners, members, employees and agents of each Investor and each person who controls any Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, if any, (each, an "INDEMNIFIED PERSON"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "CLAIMS") to which any of them may become subject insofar as such Claims arise out of or are based upon: (1) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (2) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or
(3) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (1) through (3) being, collectively, "VIOLATIONS"). Subject to the restrictions set forth in
Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Investor and each other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (x) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto; (y) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (z) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to
Section 3(c) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9 hereof.

         (b) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "INDEMNIFIED PARTY"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and subject to Section 6(c) such Investor will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this
Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the net proceeds actually received by such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9 hereof. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

         (c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified

Person or the Indemnified Party and the indemnifying party and any such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Person or Indemnified Party which are in conflict with those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Investor holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates (with the approval of the Initial Investors if it holds Registrable Securities included in such Registration Statement), if the Investors are entitled to indemnification hereunder, or by the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

7.       CONTRIBUTION.
         -------------

         To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the Indemnified Person or Indemnified Party, as the case may be, on the other hand, with respect to the Violation giving rise to the applicable Claim; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.       REPORTS UNDER THE EXCHANGE ACT.
         -------------------------------

         With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("RULE 144"), the Company agrees to:

         (a) file with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Securities Purchase Agreement) and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

         (b) furnish to each Investor so long as such Investor holds Series D Stock, Warrants or Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit such Investor to sell such securities under Rule 144 without registration.

9.       ASSIGNMENT OF REGISTRATION RIGHTS.
         ----------------------------------

         The rights of the Investors hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be automatically assignable by each Investor to any transferee of all or any portion of the Series D Stock, the Warrants or the Registrable Securities if:
(a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (b) the Company is furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (d) the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein, and (e) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement, the Certificate of Designations and the Warrants, as applicable. In addition, and notwithstanding anything to the contrary contained in this Agreement, the Securities Purchase Agreement, the Certificate of Designations or the Warrants, the Securities (as defined in the Securities Purchase Agreement) may be pledged, and all rights of the Investor under this Agreement or any other agreement or document related to the transactions contemplated hereby may be assigned, without further consent of the Company, to a bona fide pledgee in connection with an Investor's margin or brokerage account.

10.      AMENDMENT OF REGISTRATION RIGHTS.
         ---------------------------------

         Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company, the Initial Investors (to the extent the Initial Investor still owns Series D Stock, Warrants or Registrable Securities) and the Investor or Investors who hold a majority in interest of the Registrable Securities or, in the case of a waiver, with the written consent of the party charged with the enforcement of any such provision; provided, however, that no amendment hereto which restricts the ability of an Investor to elect not to participate in an underwritten offering shall be effective against any Investor which does not consent in writing to such amendment; provided, further, however, that no consideration shall be paid to an Investor by the Company in connection with an amendment hereto unless each Investor similarly affected by such amendment receives a pro-rata amount of consideration from the Company. Unless an Investor otherwise agrees, each amendment hereto must similarly affect each Investor. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

11.      MISCELLANEOUS.
         --------------

         (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

         (b) Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                 If to the Company:

                 Level 8 Systems, Inc.
                 8000 Regency Parkway
                 Cary, North Carolina 27511
                 Fax:  (919) 380-5090
                 Attn:  John P. Broderick

                 with a copy simultaneously transmitted by like means to:

                 Powell, Goldstein, Frazer & Murphy LLP
                 191 Peachtree Street; 16th Floor
                 Atlanta, Georgia 30319
                 Fax:  (404) 572-6999
                 Attn:  Scott D. Smith, Esq.


and if to any Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b).

         (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

         (d) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company irrevocably consents to the jurisdiction of the United States federal courts and the state courts located in the County of New Castle, State of Delaware in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The

Company further agrees that service of process upon the Company, mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect an Investor's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         (e) This Agreement and the other Transaction Documents (including any schedules and exhibits thereto), constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the other Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

         (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

         (g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

         (i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         (j) All consents, approvals and other determinations to be made by the Investors pursuant to this Agreement shall be made by the Investors holding a majority in interest of the Registrable Securities (determined as if all Series D Stock and Warrants then outstanding had been converted into or exercised for Registrable Securities) held by all Investors.

         (k) The initial number of Registrable Securities included on any Registration Statement and each increase to the number of Registrable Securities included thereon shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time of such establishment or increase, as the case may be. In the event an Investor shall sell or otherwise transfer any of such holder's Registrable Securities, each transferee shall be allocated a pro rata portion of the number of Registrable Securities included on a Registration Statement for such transferor. Any shares of Common Stock included on a Registration Statement and which remain allocated to any person or entity which does not hold any Registrable Securities shall be allocated to the remaining Investors, pro rata based on the number of shares of Registrable Securities then held by such Investors. For the avoidance of doubt, the number of Registrable Securities held by any Investor shall be determined as if all Series D Stock and Warrants then outstanding were converted into or exercised for Registrable Securities.

         (l) Each party to this Agreement has participated in the negotiation and drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

         (m) For purposes of this Agreement, the term "business day" means any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close, and the term "trading day" means any day on which the OTC or, if the Common Stock is not then traded on the OTC, the principal securities exchange or trading market where the Common Stock is then listed or traded, is open for trading.


                   [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                              LEVEL 8 SYSTEMS, INC.


                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Its:
                                  ----------------------------------------------

                              PURCHASERS

                              SDS MERCHANT FUND L.P.
                                   by SDS Capital Partners L.L.C., its
                                   managing member

                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Its:
                                  ----------------------------------------------

                              DMG LEGACY FUND LLC
                                   by DMG Advisors LLC, its
                                   managing member

                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Its:
                                  ----------------------------------------------

                              DMG LEGACY INSTITUTIONAL FUND LLC
                                   by DMG Advisors LLC, its
                                   managing member

                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Its:
                                  ----------------------------------------------

                              DMG LEGACY INTERNATIONAL LTD.
                                   by DMG Advisors LLC, its
                                   managing member

                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Its:
                                  ----------------------------------------------

                              IKE DWECK

                              By:
                                  ----------------------------------------------
                              Name:
                                   ---------------------------------------------

                              BRUCE MILLER

                              By:
                                 ---------------------------------------------
                              Name:
                                   ---------------------------------------------

                              JIM STEVENS

                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------

                              FRED MACK 4/30/92 TRUST

                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                     -------------------------------------------

                              VERTICAL VENTURES INVESTMENTS LLC

                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------

                              Joseph Shelanski

                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------

                               C. Glen & Joan Dugdale

                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------


                               RICHARD MACK

                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------

                                                                       EXHIBIT 1

[Date]
[Name and address
of transfer agent]


RE:      LEVEL 8 SYSTEMS, INC.

Ladies and Gentlemen:

We are counsel to Level 8 Systems, Inc., a corporation organized under the laws of the State of Delaware (the "COMPANY"), and we understand that [Name of Investor] (the "HOLDER") has purchased from the Company (i) shares of Series D Convertible Preferred Stock that are convertible into shares of the Company's common stock, par value $._____ per share (the "COMMON STOCK"), and (ii) warrants to acquire shares of Common Stock. Pursuant to a Registration Rights Agreement, dated as of ____ ___, 2002, by and among the Company and the signatories thereto (the "REGISTRATION RIGHTS AGREEMENT"), the Company agreed with the Holder, among other things, to register the Registrable Securities (as that term is defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), upon the terms provided in the Registration Rights Agreement. In connection with the Company's obligations under the Registration Rights Agreement, on __________, 2003, the Company filed a Registration Statement on Form S-___ (File No. 333- _____________) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities, which names the Holder as a selling stockholder thereunder. The Registration Statement was declared effective by the SEC on _____________, 2003. [Other customary introductory and scope of examination language to be inserted] Based on the foregoing, we are of the opinion that the Registrable Securities have been registered under the Securities Act. [Other customary language to be included.]

Very truly yours,

cc:   [Name of Investor]